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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of Equity Investor Fund, Media Portfolio 2000 Series A, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-96373 of our report dated April 26, 2000, relating to the Statement of Condition of Equity Investor Fund, Media Portfolio 2000 Series A, Defined Asset Funds and to the reference to us under the heading "How The Fund Works--Auditors" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, NY
April 26, 2000